Exhibit 21

                         SUBSIDIARIES OF THE REGISTRANT
                         SUN COMMUNITY BANCORP LIMITED
                               DECEMBER 31, 2000

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                                                                                STATE OR OTHER
                                                                                JURISDICTION
NAME OF SUBSIDIARY                                                              OF INCORPORATION
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Consolidated Subsidiaries:

Arrowhead Community Bank
    (51% owned by Sun Community Bancorp Limited)                                Arizona
Bank of Tucson
    (100% owned by Sun Community Bancorp Limited)                               Arizona
Valley First Community Bank
    (100% owned by Sun Community Bancorp Limited)                               Arizona
Camelback Community Bank
    (55% owned by Sun Community Bancorp Limited)                                Arizona
East Valley Community Bank
    (85% owned by Sun Community Bancorp Limited)                                Arizona
Southern Arizona Community Bank
    (51% owned by Sun Community Bancorp Limited)                                Arizona
Mesa Bank
    (53% owned by Sun Community Bancorp Limited)                                Arizona
Yuma Community Bank
    (51% owned by Sun Community Bancorp Limited)                                Arizona

Nevada Community Bancorp Limited
    (54% owned by Sun Community Bancorp Limited)                                Nevada
        Black Mountain Community Bank
            (51% owned by Nevada Community Bancorp Limited)                     Nevada
        Desert Community Bank
            (51% owned by Nevada Community Bancorp Limited)                     Nevada
        Red Rock Community Bank
            (51% owned by Nevada Community Bancorp Limited)                     Nevada

Sunrise Capital Corporation
    (approximately 60% owned by Sun Community Bancorp Limited)                  New Mexico
        Sunrise Bank of Albuquerque
            (87% owned by Sunrise Capital Corporation)                          New Mexico
        Sunrise Bank of Arizona
            (100% owned by Sunrise Capital Corporation)                         Arizona
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The following summarizes regulatory agencies of the registrant and its subsidiaries:

Bank subsidiaries located in the states Arizona, Nevada and New Mexico are state-chartered and are regulated by banking agencies of each of those states. Each of the banking subsidiaries, as federally-insured depository institutions, are also regulated by the Federal Deposit Insurance Corporation. As a bank holding company, Sun Community Bancorp Limited is regulated by the Federal Reserve Board, which also regulates its nonbanking subsidiaries. Nevada Community Bancorp Limited and Sunrise Capital Corporation are also regulated by the Federal Reserve Board. In addition to the bank regulatory agencies, the registrant and its subsidiaries are subject to regulation by other state and federal agencies.